                                 I hereby certify that I have compared this copy with the original and that it is a true and correct copy.

                                                   Signed: /s/ Wendy Sievert
                                                               -----------------
                                                   Name: WENDY SIEVERT
                                                         -----------------------
                                                       Title: Account Specialist
                                                              ------------------
                                                        Date:  4/28/94
                                                              ------------------

                            EQUIPMENT LEASE AGREEMENT

       This Lease Agreement is made the 22nd day of December, 1993 between GENERAL ELECTRIC CAPITAL COMPUTER LEASING CORPORATION, a California corporation with its principal office at 2000 Powell Street, Suite 200, Emeryville, CA 94608 ("Lessor") and MONTGOMERY WARD & CO., INCORPORATED, an Illinois corporation with its principal office at One Montgomery Ward Plaza, Chicago, IL 60671 ("Lessee"). The parties agree as follows:

       1. Lease. Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the equipment and/or features (the "Equipment") described in Equipment Schedule(s) attached hereto. Any reference to "Lease" shall mean this Lease Agreement, the Equipment Schedule(s) and any amendments, addenda or riders thereto.

       2. Term of Lease. The term of this Lease as to each item of Equipment designated on any Equipment Schedule shall commence on the date specified in the Equipment Schedule for such item of Equipment (the "Commencement Date"), provided, however, that if the date of acceptance of the Equipment by Lessee is after the date specified in the Equipment Schedule, the Commencement Date shall be the date of acceptance by Lessee of the Equipment, and said term shall continue for an initial period ending that number of months from the Commencement Date as is specified in the applicable Equipment Schedule (the "Initial Term"). Lessor's obligation to lease Equipment to Lessee is subject to the Commencement Date being prior to the "Cut-off Date" specified in the applicable Equipment Schedule. The term of this Lease for all such Equipment may be extended, by mutual agreement of the parties, for successive periods upon such terms as shall be agreed between the parties. Notwithstanding the foregoing, if at the end of any Initial Term or extension thereof, the parties have failed to reach an agreement with regard to the extension or termination of this Lease, then until an agreement is reached, this Lease shall continue on a month to month basis.

       3.    Rental.

             (a) The monthly rental ("Monthly Rental") for each item of Equipment payable hereunder is as set forth in the applicable Equipment Schedule. Rental for each item of Equipment shall begin to accrue on the Commencement Date. Lessor shall issue to Lessee one (1) invoice for the total Monthly Rental not later than thirty (30) days prior to the date on which the Monthly Rental shall be due and payable, and failure of Lessor to so invoice Lessee shall relieve Lessee from liability for late payment of the Monthly Rental to the extent attributable to late invoicing.

             (b) In addition to the Monthly Rental set forth in the Equipment Schedule(s), Lessee shall pay all taxes which are levied or based on the Monthly Rental and the Equipment or its original acquisition from the manufacturer use, lease, operation, control or value, excluding taxes based on Lessor's income.

       4. Quiet Possession, Use and Discontinuance of Equipment.

             (a) Neither Lessor nor any party acting through or by Lessor shall deny Lessee the uninterrupted right to enjoy the quiet possession and exclusive use of the Equipment while the applicable Equipment Schedule is in force, without limitation as to time, provided Lessee shall not be in default hereunder.

             (b) Except in the event of an assignment or sublease permitted under Section 5(b) herein, Lessee will at all times keep the Equipment in its sole possession and control. The Equipment shall not be moved from the Equipment Location without written notice to Lessor within thirty (30) days prior to moving the Equipment outside the UCC filing jurisdiction, unless circumstances reasonably prevent such notice.

             (c) Lessee may, at its expense, make alterations in or add attachments to the Equipment, provided such alterations or attachments are readily removable and do not subject the Equipment to the lien or security interest of a third party. All such alterations and attachments shall be and become the property of Lessor or, at the option of Lessee, shall be removed by Lessee and the Equipment restored, at Lessee's expense, to its original condition, reasonable wear and tear excepted, not later than the termination of this Lease as to the applicable Equipment Schedule. Upon such removal and restoration, the alteration and/or attachment which was made by Lessee shall become the property of Lessee. The manufacturer of the Equipment may incorporate engineering changes or make temporary alterations to the Equipment upon the request of Lessee.

             (d) Lessee shall, during the term of this Lease either maintain the Equipment internally or, at its expense, have each item of Equipment maintained by either the manufacturer of the Equipment or by another company selected by Lessee and said maintenance may be accomplished, at Lessee's election, by the use of either a maintenance contract or a "time and materials" arrangement.

             (e) At the termination of this Lease as to the applicable Equipment Schedule, Lessee shall, at Lessee's expense, return to Lessor in good repair and working order, normal wear and tear excepted and, unless the Equipment has been maintained by the manufacturer or its authorized representative during the entire term of this Lease, will qualify for maintenance by its manufacturer, the Equipment or, if the Equipment Schedule so provides, equipment of identical make, same or later model, and equal or greater value as the Equipment. The Equipment shall be returned to a location designated by Lessor within 500 miles of the site of original installation. Any dismantling, packaging, transportation and transportation insurance and shipping charges shall be borne by Lessee. This Lease shall continue in full force and effect until the Equipment is returned to Lessor in the condition required by this Section 4 [illegible] Lessor receives the purchase price for the Equipment at end of Lease.

       5.    Ownership and Inspection.

             (a) Lessee shall have no interest in the Equipment other than the rights acquired as a lessee hereunder and the Equipment shall remain personalty regardless of the manner in which it may be installed or attached.

             (b) Lessee shall keep the Equipment free and clear of all liens and encumbrances except liens or encumbrances arising through the actions or omissions of Lessor. However, Lessee may at any time, assign this Lease or any of its rights hereunder or sublease the Equipment, at its expense and upon prior written consent of Lessor, such consent not to be unreasonably withheld; provided that, no such consent shall be required for assignment to a parent, subsidiary or affiliated corporation of Lessee. Upon any assignment or sublease, Lessee shall execute and deliver to Lessor, or any assignee of Lessor, such documentation as Lessor or such assignee may reasonably require, including but not limited to documentation to evidence and put third parties on notice of Lessor's or its assignee's interest in the Equipment. No assignment or sublease shall relieve Lessee of any of its obligations hereunder.

             (c) Upon prior notice, Lessor shall have reasonable access to the Equipment during normal business hours for the purpose of inspection and for any other purpose contemplated in this Lease.

       6. No Warranties by Lessor. LESSOR SUPPLIES THE EQUIPMENT AS IS AND NOT BEING THE MANUFACTURER OF THE EQUIPMENT, THE MANUFACTURER'S AGENT OR THE SELLER'S AGENT, MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER INCLUDING THE EQUIPMENT'S MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DESIGN, CONDITION, QUALITY, CAPACITY, MATERIAL OR WORKMANSHIP OR AS TO PATENT INFRINGEMENT OR THE LIKE, it being agreed that all such risks, as between Lessor and Lessee, are to be borne by Lessee. Lessee agrees to look solely to the manufacturer or to suppliers of the Equipment for any and all warranty claims and any and all warranties made by the manufacturer or the supplier of Lessor are hereby assigned to Lessee, to the extent permitted by the manufacturer or the supplier, for the term of the applicable Equipment Schedule. Lessor shall not be responsible for any direct, indirect, special or consequential loss or damage of Lessee resulting from the operation or use of the Equipment. Lessor hereby assigns to Lessee for the term of this Agreement all warranties made with regard to the Equipment by a manufacturer or vendor. With respect to warranties which are not assignable, Lessor agrees to take such actions as are necessary to enforce such warranties for Lessee's benefit and at Lessee's expense.

       7. Risk of Loss, Indemnity and Insurance.

             (a) From the date the Equipment is delivered to Lessee until it is returned to Lessor, Lessee relieves Lessor of responsibility for all risks of physical damage to or loss or destruction of the Equipment, howsoever caused.

             (b) If any item of Equipment is rendered unusable as a result of any physical damage to, or loss or destruction of, the Equipment, or title thereto shall be taken by any governmental authority under power of eminent domain or otherwise, Lessee shall give to Lessor immediate notice thereof and this Lease shall continue in full force and effect without any abatement of rental. Lessee shall determine, within thirty (30) days after the date of occurrence of any such damage or destruction, whether such item of Equipment can be repaired. In the event Lessee determines that the item of Equipment cannot be repaired or such item of Equipment was lost, destroyed or title thereto taken, Lessee shall at its option either (i) pay to Lessor the Casualty Amount set forth on the applicable Equipment Schedule for said item of Equipment, or (ii) replace such item of Equipment with equipment of identical make, same or later model, and equal or greater value as the Equipment and convey title to such replacement equipment to Lessor free and clear of all liens, claims, equities and encumbrances and this Lease shall continue in full force and effect as though such damage, loss, destruction or taking of title had not occurred, except that the replacement equipment shall become Equipment for purposes of this Lease in lieu of the replaced Equipment. In the event Lessee determines that such item of Equipment can be repaired, Lessee shall cause such item of Equipment to be promptly repaired.

             (c) Except for the negligence or willful misconduct of Lessor, Lessee shall indemnify, defend and hold harmless Lessor against any and all actions, claims, demands, suits, losses, costs, damages, judgments and expense incurred or to be incurred arising out of the lease, ownership, operation, possession or use of the Equipment, including without limitation the death of or injury to any person or damage to any property which resulted or is alleged to have resulted from the Equipment or its use; provided that, Lessor shall give Lessee prompt notice of any such action, claim, demand or suit. Lessor shall cooperate with Lessee, as reasonably requested, in such defense. Lessor may, with Lessee's consent, settle any such actions, claims, demands and suits.

             (d) During the term of this Lease as to any Equipment Schedule, Lessee shall, at its expense, furnish Lessor with evidence of self insurance.

       8. Tax Indemnity. (a) This Lease has been entered into on the assumption that Lessor shall be entitled to certain deductions, credits and other tax benefits as are provided by the Internal Revenue Code of 1986 and regulations adopted thereunder as in effect on the date hereof (the "Code").

             (b) Lessee agrees that it shall not take any action which under the Code would cause any item of Equipment to cease to be eligible for any deduction, credit or other tax benefits to which Lessor would be entitled.

             (c) If any action by Lessee should cause a disallowance or recapture of any deduction credits or other tax benefits causing a reduction in Lessor's after-tax economic return resulting from ownership and lease of the Equipment hereunder, then Lessee's lease payments shall be increased by an amount sufficient to provide Lessor with the same net after-tax economic yield that would have realized had such disallowance or recapture not occurred.

       9. Events of Default and Remedies. (a) The occurrence of any one of the following shall constitute an Event of Default hereunder:

                    (i) Lessee fails to pay any installment of rent when due and such failure shall continue uncured for twenty (20) days after Lessee receives written notice thereof from Lessor.

                    (ii) Lessee shall fail to observe or perform any of the
             other obligations required to be observed or performed hereunder and such failure shall continue uncured for thirty (30) days after Lessee receives written notice thereof from Lessor, or for such additional time as may reasonably be needed if such default is not curable within thirty (30) days.

                   (iii) Lessee ceases doing business as a going concern, admits in writing its inability to pay its debts as they become due, files a voluntary petition in bankruptcy, consents to or acquiesces in the appointment of a custodian, trustee, receiver, or liquidator of it or of all or any substantial part of its assets or properties, or if an order for relief is entered against Lessee under the federal bankruptcy laws.

                    (iv) Within sixty (60) days after the commencement of any
             proceedings against Lessee seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceedings shall not have been dismissed, or if within sixty (60) days after the appointment without Lessee's consent or acquiescence of any custodian, trustee, receiver or liquidator of it or of all or any substantial part of its assets and properties, such appointment shall not be vacated.

             (b) Upon the occurrence of an Event of Default by Lessee, Lessor may at its option do any or all of the following: (i) by notice to Lessee terminate this Lease as to the subject Equipment Schedule; (ii) whether this Lease is terminated as to any or all Equipment Schedules, under process of law and upon notice to Lessee take possession of any or all of the Equipment listed on any or all Equipment Schedules, wherever situated, and for such purpose enter upon any premises or Lessor may cause Lessee to return said Equipment to Lessor as provided in this Lease; (iii) recover from Lessee, as liquidated damages for loss of a bargain and not as a penalty, an amount equal to the present value of all monies to be paid by Lessee pursuant to the Equipment Schedule for the subject Equipment during the remaining Initial Term or any successive period then in effect, discounted at the rate of like-term U.S. Treasury bills; (iv) sell, dispose of or lease any Equipment as Lessor in its sole discretion may determine (and Lessor shall act in a commercially reasonable manner in the sale, disposal or lease of the Equipment). In any event, Lessee shall, without further demand, pay to Lessor an amount equal to all sums due and payable for all periods up to and including the date on which Lessor has declared this Lease to be in default.

             (c) In the event that Lessee shall have paid to Lessor the liquidated damages and other amounts referred to in the preceding paragraph, Lessor hereby agrees to pay to Lessee, promptly after receipt thereof, either
(i) if Lessor releases the Equipment, all rentals or proceeds received from the reletting of the Equipment during the balance of the Initial Term or any successive period then in effect discounted at the rate of like-term U.S. Treasury bills (after deduction of all expenses incurred by Lessor), or (ii) if Lessor sells the Equipment, all proceeds received from the sale (after deduction of the estimated residual value of the Equipment as of the end of the Initial Term or any successive period then in effect and of all reasonable expenses incurred by Lessor). Lessee hereby agrees that, in any event, it will be liable for any deficiency after any sale, lease or other disposition by Lessor. The rights afforded Lessor hereunder shall not be deemed to be exclusive, but shall be in addition to any rights or remedies provided by law.

       10. Assignment. (a) Lessor may transfer or assign all or any part of Lessor's right, title and interest in, under or to the Equipment and this Lease or any Equipment Schedule, and any or all sums due or to become due pursuant to any of the above, to any third party (the "Assignee"), but only with prior written notice to Lessee, and any attempted assignment by Lessor without prior written notice to Lessee shall be null and void. Lessee agrees that upon receipt of notice of an assignment, Lessee shall perform all of its obligations hereunder for the benefit of Assignee and, if so directed, shall pay all sums due or to become due hereunder directly to Assignee or to any other party designated by Assignee in writing; provided that, such assignment shall not relieve Lessor of its obligations for the performance of all of the terms and conditions of this Lease Agreement.

             (b) Upon acceptance of Lessor's request for any such transfer or assignment, Lessee agrees to promptly execute and deliver to Lessor such documentation as Assignee may reasonably require to secure and/or complete such transfer or assignment.

       11. Fair Market Value and Lease Renewal Option Equipment Purchase Option.
(a) Lessee shall have the right to renew this Lease as to any or all of the Equipment on an Equipment Schedule at the fair market value renewal rate or to purchase any or all of the Equipment on an Equipment Schedule at the fair market value purchase rate, at the expiration of the Initial Term of said Equipment Schedule or any extensions thereto.

             (b) If Lessee desires to exercise either the renewal or purchase option, it shall advise Lessor at ninety (90) days prior to the expiration of the Initial Term or any extension thereto of its desire to establish the applicable fair market value rate ("FMV"). FMV shall be deemed to be the rental or sale amount at which a lessee under no compulsion to lease or buy, would lease or buy the Equipment at retail from a lessor under no compulsion to lease or sell, each as the case may be. If Lessee desires to exercise either the renewal or purchase option, it shall advise Lessor at least ninety (90) days prior to the expiration of the Initial Term or any extension thereto of its desire to establish the applicable FMV. Lessee and Lessor shall have ten (10) from the date of such notice to mutually agree to the FMV in accordance with subsection 11(c) below. If Lessee and Lessor fail to agree to the FMV within ten
(10) days, then the appraisal process shall be commenced and concluded within the following fifteen (15) day period in accordance with subsection 11(c) below. Lessee shall not be obligated to renew the Lease or to purchase the Equipment by virtue of requesting the FMV appraisals. Lessee shall have the right to exercise the Lease renewal option or the Equipment purchase option by advising Lessor in writing of its intent to do so at least sixty (60) days prior to the expiration of the Initial Term of the applicable

Equipment Schedule or any extensions thereto or sixty (60) days after the FMV is established, whichever is later.

             (c) The FMV shall be determined by mutual agreement of the parties. In the absence of such an agreement, two independent and unaffiliated appraisers, one selected by Lessee and one selected by Lessor shall determine the FMV by taking the simple average appraised value of the two FMV appraisal amounts. However, in the event that the two appraisal amounts differ by twenty-five percent (25%) or more, a third unaffiliated appraiser shall be selected by mutual agreement of Lessee and Lessor. The average of the two of the three appraisals received which is arithmetically closest shall then be the FMV for Lease renewal or Equipment purchase, whichever is applicable.

             (d) The parties agree to use their best efforts to expedite the procedure of determining the FMV so that the timeframes set forth in this Section can be met.

             (e) In the event Lessee elects to purchase the Equipment, Lessor shall deliver to Lessee good and marketable title to the Equipment, free and clear of all liens, encumbrances, rights, title and interests of others, arising out of Lessor's actions.

       12.   Alterations, Additions and Attachments.

             (a) Subject to Subsection (b) below, Lessor and Lessee hereby agree that as soon as possible after receipt of a written request from Lessee, Lessor shall acquire and lease to Lessee any alteration, addition or attachment (hereinafter collectively referred to as "Addition") to the Equipment so requested by Lessee.

             (b) The obligations of Lessor hereunder are subject to the following conditions:

               (i) The cost of the Addition shall be acceptable to Lessor and Lessee;

               (ii)      Lessor and Lessee shall have executed
                         mutually acceptable documentation relating to the lease of the Addition;

               (iii)     Lessee shall pay all costs and expenses
                         incurred in connection with shipping and installation of said Addition, including but not limited to all transportation, installation and insurance charges;

               (iv) The lease of the Addition shall be for a term which is coterminous with the Initial Term set forth in the Equipment Schedule at a monthly rental agreed upon between the parties.

             (c) Nothing herein contained shall be construed to prevent Lessee from leasing, financing or other acquiring, any Addition from any source other than Lessor, provided such Addition is readily removable and does not subject the Equipment to the lien or security interest of a third party. Lessee shall not install a non-readily removable Addition without the consent of Lessor, which consent shall not be unreasonably withheld.

       13.   Miscellaneous.

             (a) Neither this Lease, any Equipment Schedule nor any consent or approval provided for herein shall be binding upon either party until signed by a duly authorized officer of each party. This Lease shall be deemed to have been made in the State of Illinois and shall be governed in all respects by the laws of such State.

             (b) This Lease and each Equipment Schedule constitute the entire agreement and understanding of the parties with respect to the lease of the Equipment listed on each Equipment Schedule (notwithstanding any contrary provision contained in any instrument submitted by Lessee or Lessor), supersede any and all prior agreements and understandings relating to the subject matter hereof, and may not be changed orally but only by an agreement in writing signed by both parties.

             (c) All notices hereunder shall be in writing and shall be delivered in person or sent by registered or certified mail, postage prepaid, or by overnight courier, if to Lessor to the address appearing on the first page hereof to the attention of VP-Operations, and if to Lessee, to the attention of Vice President - MIS, at the address appearing on the first page hereof or to such other address as either party shall have designated by proper notice.

             (d) This Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and assigns (including any subsequent assignee of Assignee).

             (e) No representation or statement made by any representative of either party not contained herein shall be binding upon such party. No provision of this Lease or any Equipment Schedule which may be deemed unenforceable shall in any way invalidate any other provision or provisions hereof, all of which shall remain in full force and effect. Neither any failure nor any delay on the part of either party in exercising any of its rights hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right hereunder.

             (f) No waiver of any of the terms and conditions hereof shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

             (g) Lessor is hereby authorized by Lessee to cause this Lease or other instruments, including Uniform Commercial Code Financing Statements, to be filed or recorded for the purposes of evidencing and putting third parties on notice of Lessor's or Assignee's interest in the Equipment.

             (h) In the event of any conflict between the terms and conditions of this Lease Agreement and the terms and conditions of any Equipment Schedule or any amendment, addendum or rider thereto, the terms and conditions of such Equipment Schedule, amendment, addendum or rider shall prevail.

             (i) Each Lease is a net lease and Lessee's obligations to pay Monthly Rent and other amounts due shall be absolute and unconditional. This obligation of Lessee shall not be affected by or subject to any abatement, reduction, set-off, defense, counterclaim, interruption, deferment or recoupment of any kind whatsoever, including without limitation Lessor's actual or alleged gross negligence or willful misconduct, frustration of contract, or the loss of possession or destruction of all or any part of the Equipment. It is the intent of the parties that Monthly Rent and other amounts due shall continue to be payable in all events in the manner and at the times set forth in the Lease. Nothing contained herein shall impair Lessee's right to maintain an independent action at law or in equity.

             (j) Any payments of Monthly Rental or other amounts payable by Lessee hereunder that become past due shall bear interest from the occurrence of an Event of Default until paid at the prime rate as published in the Wall Street Journal plus two percent (2%); provided that, no interest shall be due and payable until the occurrence of a second Event of Default.

       IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be executed by their duly authorized representatives on the dates indicated below.

LESSOR:                                    LESSEE:

GENERAL ELECTRIC CAPITAL                   MONTGOMERY WARD & CO.,
   COMPUTER LEASING CORPORATION              INCORPORATED


By: /s/ David J. Lidstone                  By: /s/ Douglas V. Gathany
    -------------------------                  ----------------------------
Title: VP and General Counsel              Title: Senior Assistant Treasurer
       ----------------------                     -------------------------
Print Name: David J. Lidstone              Print Name: Douglas V. Gathany
            -----------------                          --------------------
Date: 12/21/93                             Date: 12/27/93
      ----------------------                     --------------------------

                               EQUIPMENT SCHEDULE

                                   EQUIPMENT

Manufacturer        Serial No.          Type           Quantity       Rental
------------        ----------          ----           --------       ------

Date of Commencement:                                            19
                     ------------------------------  -----------,  ---

Initial Term:                                        months
                     -----------------------------

Casualty Amount:     $
                         -------------------------

Additional Terms:    -----------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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                                       12